UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition

LBI Media, Inc. (“LBI Media”), a California corporation and wholly owned subsidiary of LBI Media Holdings, Inc., issued a press release and held a conference call on April 2, 2012. The press release announced its consolidated financial results for the three and twelve months ended December 31, 2011. During the conference call, LBI Media discussed these financial results. LBI Media was also available to answer questions during the conference call. The press release and the transcript of the conference call are filed as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference in their entirety. The information in this Form 8-K and the exhibits attached hereto are being furnished (not filed) under Item 2.02 of Form 8-K. The transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.

In the press release and during the conference call, LBI Media used the term “Adjusted EBITDA.” Adjusted EBITDA consists of net income or loss less discontinued operations, net of income taxes, plus provision for or benefit from income taxes, loss on sale and disposal of property and equipment, net interest expense and other income, interest rate swap expense or income, impairment of broadcast licenses and long-lived assets, depreciation and amortization, stock-based compensation expense, impairment of equity method investment and equity losses of equity method investment. The term, as defined by LBI Media, may not be comparable to a similarly titled measure employed by other companies and is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

The management of LBI Media considers this measure an important indicator of its financial performance, as it eliminates the effects of the company’s discontinued operations, certain of the company’s non-cash items and the company’s capital structure. In addition, it provides useful information to investors regarding the company’s financial condition and results of operations and the company’s historical ability to service debt. The measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income or loss and net income or loss.

LBI Media believes Adjusted EBITDA is useful to an investor in evaluating its financial performance because:

•

it is widely used in the broadcasting industry to measure a company’s financial performance without regard to items such as net interest expense, depreciation and amortization, and impairment of broadcast licenses and long-lived assets, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it gives investors another measure to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of LBI Media’s discontinued operations, capital structure (such as net interest expense and net interest rate swap expense), asset base (such as depreciation and amortization, and impairment of broadcast licenses and long-lived assets) and actions that do not affect liquidity (such as stock-based compensation expense) from LBI Media’s operating results; and

•

it helps investors identify items that are within LBI Media’s operational control. For example, depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable operating charge in the period.

LBI Media’s management uses Adjusted EBITDA:

•

as a measure of operating performance because it assists LBI Media in comparing its financial performance on a consistent basis as it removes the impact of LBI Media’s discontinued operations, capital structure, asset base and actions that do not affect liquidity from its operating results;

•	as a measure to assist LBI Media in evaluating and planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of financial performance used by management;

•	as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

The table set forth below reconciles LBI Media’s net loss, calculated and presented in accordance with GAAP, to Adjusted EBITDA (unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(unaudited) (In thousands)
Net loss	$(11,904)	$(491)	$(27,481)	$(9,523)
Add:
Provision for (benefit from) income taxes	437	482	1,912	2,058
Interest expense and other income, net	10,341	6,876	40,595	27,383
Interest rate swap (income) expense	—	(750)	(2,335)	(2,088)
Impairment of broadcast licenses and long-lived assets	—	—	880	7,222
Depreciation and amortization	2,778	2,536	10,584	10,042
Loss on sale and disposal of property and equipment	2,002	548	3,521	611
Stock-based compensation expense	8	7	27	26

Adjusted EBITDA	$3,662	$9,208	$27,703	$35,731

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of LBI Media, Inc. dated April 2, 2012 (financial results for the three months and year ended December 31, 2011).

99.2	Transcript of conference call on April 2, 2012 discussing financial results for the three months and year ended December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on April 6, 2012.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Frederic T. Boyer
Frederic T. Boyer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of LBI Media, Inc. dated April 2, 2012 (financial results for the three months and year ended December 31, 2011).

99.2	Transcript of conference call on April 2, 2012 discussing financial results for the three months and year ended December 31, 2011.